NEWS RELEASE


        March 27, 1998


        Katherine Taylor                                           AMCORE
        Investor Relations Manager                             FINANCIAL, INC.
        815-961-7164

        John Hecht
        Chief Financial Officer
        815-961-2787


                     AMCORE COMPLETES ITS ACQUISITION OF
                       MIDWEST FEDERAL FINANCIAL CORP.

                      AMCORE'S ASSETS NOW AT $4 BILLION

   ROCKFORD - AMCORE Financial, Inc., has expanded its presence in Wisconsin with the completion of the acquisition of Midwest Federal Financial Corp., based in Baraboo, WI., with over $212 million in assets and nine offices.

   "Midwest Federal has a history of outstanding financial performance and has an excellent management team," said Robert J. Meuleman, president and chief executive officer. "We are pleased they are joining our company."

   AMCORE will exchange 1.174 shares of its stock for each of the 1,628,924 Midwest Federal shares outstanding. The transaction will be accounted for as a pooling of interests.

   Acquisition expenses of $3.2 million will be recorded at the time of closing. This merger charge is comprised of investment banking, legal and accounting fees, severance and other integration expenses.

   Following the acquisition, AMCORE will have $4.0 billion in total assets, including over $800 million in bank assets and 25 locations in Wisconsin, making AMCORE the eighth largest bank in the state.

   The acquisition of Midwest Federal expanded AMCORE's market area north of Dane County along Interstate 90 into Sauk, Columbia and Green Lake counties. AMCORE's Wisconsin market now encompasses eight counties with a total population of over 800,000.

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   "This is a strong viable market with great growth potential," said
Meuleman. "We look at this as more than just an acquisition of assets, but rather as an acquisition of new markets and new customers to offer our products and services."

   In addition to offering core banking products, AMCORE has a variety of trust, investment and insurance products that it plans to offer in the Midwest Federal market.

   "We were impressed with AMCORE's commitment to the local market and we look forward to offering our customers an expanded product line," said Gary E. Wegner, president and chief executive officer of Midwest Federal. "AMCORE's super community banking philosophy allows local management to respond to each of its communities' unique needs."

   Midwest Federal is a savings and loan holding company, which owns 100 percent of Baraboo Federal Bank, FSB, a federally-chartered savings bank. The company has offices in Baraboo, Portage, Sauk City, Lodi, Kingston and Dalton. Midwest Federal offices will adopt the AMCORE name at closing.

   In addition to its banking operations, AMCORE's holdings include four financial services companies: AMCORE Investment Group, which provides trust and brokerage services, and through its wholly owned subsidiary, Investors Management Group, provides capital management and mutual fund administrative services, and is the investment advisor for the Vintage family of mutual funds; AMCORE Mortgage, Inc.; AMCORE Consumer Finance Company, Inc. and AMCORE Insurance Group, Inc.

   This news release, other than historical financial and other information may contain forward-looking statements that involve risk and uncertainties. Factors that may cause actual results to differ materially from those contemplated, projected, forecasted or estimated in such forward-looking statements include, among others, the following possibilities: (i) heightened competition, including the intensification of price competition, the entry of new competitors and the formation of new products by new and existing competitors; (ii) adverse state and federal legislation and regulation; (iii) failure to obtain new customers or retain existing customers; (iv) inability to carry out marketing and/or expansion plans; (v) loss of key executives;
(vi) changes in interest rates; (vii) general economic and business conditions which are less favorable than expected; (viii) unanticipated changes in industry trends; and (ix) changes in Federal Reserve Board Monetary policies.

   AMCORE common stock trades on The Nasdaq Stock Market under the symbol "AMFI." Further information about AMCORE Financial Inc. can be found at our website at http://www.AMCORE.com.